Exhibit 5.1

September 3, 2002

The Directors
SmartForce Public Limited Company
Belfied Office Park
Clonskeagh
Dublin 4

Dear Sirs,

Registration Statement on Form S-8

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about September 3, 2002 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 500,000 additional ordinary shares (which will be represented by 500,000 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under the 1995 Employee Share Purchase Plan (the “1995 Plan”), 3,000,000 additional ordinary shares (which will be represented by 3,000,000 American Depository Share of the Company) in the capital of the Company reserved for issuance under the 1996 Supplemental Shares Option Plan (the “1996 Plan”) and 2,350,000 ordinary shares (which will be represented by 2,350,000 American Depositary Shares of the Company) in the capital of the Company reserved for issuance under the 2002 Share Option Plan (the “2002 Plan”) (together the “Shares”).

As your legal counsel, we have examined the 1995 Plan, the 1996 Plan and the 2002 Plan and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares under the 1995 Plan, the 1996 Plan and the 2002 Plan respectively.

It is our opinion that the Shares will be, if issued in the manner referred to in the 1995 Plan, the 1996 Plan, and the 2002 Plan, as the case may be, on application by the Optionees under the said Plans for the Shares pursuant to such Plans and pursuant to the respective agreements that accompany those Plans, legally and validly issued and fully paid.

We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 and further consent to the use of our name, wherever appearing in the said Registration Statement, including any Prospectus constituting a part thereof and any amendments thereto.

Yours faithfully,

BINCHYS